EXHIBIT 99.1

PRESS RELEASE

EMCORE Corporation Announces Financial Results for Fourth Quarter and Fiscal Year Ended September 30, 2016

•	Consolidated Q4 revenue of $25.6 million

•	Consolidated Q4 GAAP income from continuing operations of $1.7 million and Non-GAAP pre-tax income from continuing operations of $2.6 million

•	Consolidated revenue for Fiscal Year 2016 of $92.0 million

•	Consolidated net income for Fiscal Year 2016 of $8.3 million after taking into effect income from discontinued operations of $5.6 million

•	Expected Q1 revenue of $28 to $30 million

ALHAMBRA, California, December 7, 2016 - EMCORE Corporation (NASDAQ: EMKR - News), a leading provider of Indium Phosphide (InP) optical chips, components, subsystems, and systems for the broadband and specialty fiber optics market, today announced financial results for its fourth quarter and fiscal year ended September 30, 2016.

“A combination of strength in customer orders and improved manufacturing efficiency drove significant income generation in the fourth quarter and allowed us to finish the year strongly”, said Jeffrey Rittichier, President and CEO of EMCORE. “We have good visibility into demand at this time and see continued growth in DOCSIS 3.1 product deployments as well as growing momentum with our Fiber Optic Gyro and Inertial Measurement Unit products”, concluded Mr. Rittichier.

About EMCORE
EMCORE Corporation designs and manufactures Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. EMCORE was the pioneer in linear fiber optic transmission technology, and today is a leader in optical components, as well as a provider of complete end-to-end solutions for high-speed communications network infrastructures, enabling systems and service providers to meet growing demand for bandwidth and connectivity. EMCORE’s advanced optical technologies are designed for cable television (CATV) and fiber-to-the-premise (FTTP) networks, telecommunications and data centers, satellite communications, aerospace and defense, wireless networks, and broadcast and professional audio/video systems. With its world-class InP semiconductor wafer fabrication facility, EMCORE has fully vertically-integrated manufacturing capability and also provides contract design, foundry and component packaging services. EMCORE is headquartered in Alhambra, California with InP wafer fabrication operations in Alhambra, and ISO 9001 certified manufacturing in Alhambra, California; Ivyland, Pennsylvania; Beijing, China; and Langfang, China. For further information about EMCORE, visit http://www.emcore.com.

Financial Highlights - Fourth Quarter Ended September 30, 2016

Financial Highlights	For the Three Months Ended
(in thousands)	September 30, 2016	June 30, 2016	September 30, 2015
Revenue	$25,600	$22,376	$23,018
Gross Profit	$9,119	$7,412	$9,450
Operating income	$1,764	$1,522	$1,214
Consolidated net income, including discontinued operations	$1,996	$1,301	$1,480
Income from continuing operations - GAAP	$1,737	$1,178	$1,350
Pre-tax income from continuing operations - Non-GAAP	$2,593	$599	$2,711

Financial Statement Highlights for the Fourth Quarter of Fiscal 2016:

•	Consolidated revenue was $25.6 million, representing a 14.4% increase from the immediately preceding quarter

•	Consolidated gross margin was 35.6%, an increase from the 33.1% gross margin reported in the immediately preceding quarter

•	GAAP income from continuing operations was $1.7 million, an increase of approximately $0.6 million over the immediately preceding quarter

•
Consolidated net income of $2.0 million, is a $0.7 million increase compared to the immediately preceding quarter, which included $2.6 million related to the recovery of fees and expense associated with the SEI arbitration ruling

•	Consolidated net income per share was $0.08 compared to net income per share of $0.05 in the immediately preceding quarter

•	Non-GAAP pre-tax income from continuing operations was $2.6 million, a $2.0 million increase compared to the immediately preceding quarter

•	Cash and cash equivalents was $63.9 million at the end of the quarter

•	On July 29, the Company paid a special dividend of $1.50 per share, or a total of $39.2 million, to shareholders of record as of July 18

Financial Highlights - Fiscal Year Ended September 30, 2016

Financial Highlights	For the Fiscal Years Ended
(in thousands)	September 30, 2016	September 30, 2015
Revenue	$91,998	$81,685
Gross Profit	$30,954	$28,691
Operating income (loss)	$2,939	$(4,522)
Consolidated net income, including discontinued operations	$8,266	$63,100
Income (loss) from continuing operations - GAAP	$2,619	$(2,272)
Pre-tax income from continuing operations - Non-GAAP	$5,076	$4,158

Financial Statement Highlights for the Fiscal Year Ended September 30, 2016:

•	Consolidated revenue was $92.0 million, representing a 12.6% increase from the prior year

•	Consolidated gross margin was 33.6%, a decrease from the 35.1% gross margin reported in the prior year

•	GAAP income from continuing operations was $2.6 million, an increase of approximately $4.9 million over the prior year

•
Consolidated net income, including income from discontinued operations of $5.6 million, was $8.3 million, a $54.8 million decrease when compared to the prior year due primarily to net income recorded from discontinued operations in the prior year from the Photovoltaics and Digital Products businesses sold in fiscal year 2015

•	Consolidated net income per share was $0.32 compared to net income per share of $2.10 reported in the prior year

•	Non-GAAP pre-tax income from continuing operations was $5.1 million, an improvement of approximately $0.9 million over the prior year

•
Cash and cash equivalents was $63.9 million at the end of the year, a decrease of $48.0 million when compared to the prior year primarily due to the payment of a special dividend in July 2016 of $39.2 million and purchases of equipment of $5.8 million

Business Outlook
The Company expects revenue for the first quarter ended December 31, 2016 to be in the range of $28 to $30 million.

Conference Call
The Company will discuss its financial results today at 8:00 a.m. EST. The call wil be available, live, to interested parties by dialing 866-428-9517. For international callers, please dial +1 224-357-2194. The call will be webcast at http://investor.emcore.com/events.cfm. A webcast will be available for replay for at least 90 days following the conclusion of the call on the Company's website.

Use of Non-GAAP Financial Measures
We disclose non-GAAP pre-tax income from continuing operations as a supplemental measure to U.S. GAAP income from continuing operations regarding our operational performance. This financial measure excludes the impact of certain items that we do not believe are indicative of our core operating results; therefore, it has not been calculated in accordance with U.S. GAAP. A reconciliation of pre-tax non-GAAP income from continuing operations to GAAP income (loss) from continuing operations, which identifies the items excluded from the non-GAAP measure, is provided in the table below titled "Reconciliation of GAAP to Non-GAAP Financial Measures".

We believe that this additional non-GAAP financial measure is useful to investors in assessing our operating performance. We also use this financial measure internally to evaluate our operating performance and for planning and forecasting of future periods. In addition, financial analysts that follow us may focus on and publish both historical results and future projections based on our non-GAAP financial measure. We also believe that it is in the best interests of our investors to provide this non-GAAP information.

While we believe that this non-GAAP financial measure provides useful supplemental information to investors, there are limitations associated with the use of this non-GAAP financial measure. Our non-GAAP financial measure may not be reported by all of our competitors and it may not be directly comparable to similarly titled measures of other companies due to potential differences in calculation. We compensate for these limitations by using this non-GAAP financial measure as a supplement to U.S. GAAP and by providing a reconciliation of our non-GAAP financial measure to its most comparable U.S. GAAP financial measure.

Non-GAAP financial measures are not in accordance with or an alternative for U.S. GAAP. Our non-GAAP financial measure is not meant to be considered in isolation or as a substitute for comparable U.S. GAAP financial measures and it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Forward-Looking Statements
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. These forward-looking statements are largely based on our current expectations and projections about future events and financial trends affecting the financial condition of our business. Such forward-looking statements include, in particular, projections about our future results included in our Exchange Act reports, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate.

These forward-looking statements may be identified by the use of terms and phrases such as “anticipates”, “believes”, “can”, “could”, “estimates”, “expects”, “forecasts”, “intends”, “may”, “plans”, “projects”, “targets”, “will”, and similar expressions or variations of these terms and similar phrases. Additionally, statements concerning future matters such as the development of new products, enhancements or technologies, sales levels, expense levels and other statements regarding matters that are not historical are forward-looking statements. We caution that these forward-looking statements relate to future events or our future financial performance and are subject to business, economic, and other risks and uncertainties, both known and unknown, that may cause actual results, levels of activity, performance or achievements of our business or our industry to be materially different from those expressed or implied by any forward-looking statements.

These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including without limitation, the following: (a) the rapidly evolving markets for the Company's products and uncertainty regarding the development of these markets; (b) the Company's historical dependence on sales to a limited number of customers and fluctuations in the mix of products and customers in any period; (c) delays and other difficulties in commercializing new products; (d) the failure of new products: (i) to perform as expected without material defects, (ii) to be manufactured at acceptable volumes, yields, and cost, (iii) to be qualified and accepted by our customers, and (iv) to successfully compete with products offered by our competitors; (e) uncertainties concerning the availability and cost of commodity materials and specialized product components that we do not make internally; (f) actions by competitors; and (g) other risks and uncertainties discussed under Item 1A - Risk Factors in our Annual Report on Form 10-K for the fiscal year ended September 30, 2015, as updated by our subsequent periodic reports.

Forward-looking statements are based on certain assumptions and analysis made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate under the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and subsequent facts or circumstances may contradict, obviate, undermine, or otherwise fail to support or substantiate such statements. We caution you not to rely on these statements without also considering the risks and uncertainties associated with these statements and our business that are addressed in our filings with the Securities and Exchange Commission (“SEC”) that are available on the SEC’s web site located at www.sec.gov, including the sections entitled “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Certain information included in this press release may supersede or supplement forward-looking statements in our other Exchange Act reports filed with the SEC. We assume no obligation to update any forward-looking statement to conform such statements to actual results or to changes in our expectations, except as required by applicable law or regulation

EMCORE CORPORATION
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Fiscal Years Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenue	$25,600	$22,376	$23,018	$91,998	$81,685
Cost of revenue	16,481	14,964	13,568	61,044	52,994
Gross profit	9,119	7,412	9,450	30,954	28,691
Operating expense (income):
Selling, general, and administrative	4,963	6,125	5,587	20,734	24,711
Research and development	2,392	2,405	2,649	9,921	9,119
Recovery of previously incurred litigation related fees and expenses from arbitration award	—	(2,599)	—	(2,599)	—
Gain from change in estimate on ARO obligation	—	—	—	—	(845)
(Gain) loss on sale of assets	—	(41)	—	(41)	228
Total operating expense	7,355	5,890	8,236	28,015	33,213
Operating income (loss)	1,764	1,522	1,214	2,939	(4,522)
Other income (expense):
Interest income, net	48	32	36	88	75
Foreign exchange (loss) gain	(83)	(201)	(239)	(394)	(138)
Change in fair value of financial instruments	—	—	—	—	122
Total other (expense) income	(35)	(169)	(203)	(306)	59
Income (loss) from continuing operations before income tax (expense) benefit	1,729	1,353	1,011	2,633	(4,463)
Income tax benefit (expense)	8	(175)	339	(14)	2,191
Income (loss) from continuing operations	1,737	1,178	1,350	2,619	(2,272)
Income from discontinued operations, net of tax	259	123	130	5,647	65,372
Net income	$1,996	$1,301	$1,480	$8,266	$63,100
Per share data:
Net income (loss) per basic share:
Continuing operations	$0.07	$0.05	$0.05	$0.10	$(0.08)
Discontinued operations	0.01	—	0.01	0.22	2.18
Net income per basic and diluted share	$0.08	$0.05	$0.06	$0.32	$2.10

Net income (loss) per diluted share:
Continuing operations	$0.06	$0.05	$0.05	$0.10	$(0.08)
Discontinued operations	0.01	—	0.01	0.21	2.18
Net income per diluted share	$0.07	$0.05	$0.06	$0.31	$2.10

Weighted-average number of basic shares outstanding	26,177	26,103	25,615	25,979	30,012
Weighted-average number of diluted shares outstanding	26,674	26,269	25,896	26,518	30,012

EMCORE CORPORATION
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of	As of
	September 30, 2016	September 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$63,905	$111,885
Restricted cash	965	375
Accounts receivable, net	18,432	17,319
Inventory	24,150	17,130
Prepaid expenses and other current assets	3,764	4,976
Total current assets	111,216	151,685
Property, plant, and equipment, net	12,213	8,925
Non-current inventory	3,531	—
Other non-current assets, net	251	297
Total assets	$127,211	$160,907
LIABILITIES and SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,575	$7,189
Deferred gain associated with sale of assets	—	3,400
Accrued expenses and other current liabilities	7,684	13,102
Total current liabilities	18,259	23,691
Asset retirement obligations	1,573	1,774
Other long-term liabilities	62	—
Total liabilities	19,894	25,465
Shareholders’ equity:
Common stock	725,880	762,003
Treasury stock	(47,721)	(47,721)
Accumulated other comprehensive income	579	847
Accumulated deficit	(571,421)	(579,687)
Total shareholders’ equity	107,317	135,442
Total liabilities and shareholders’ equity	$127,211	$160,907

We have provided a reconciliation of our non-GAAP income from continuing operations financial measure to its most directly comparable U.S. GAAP financial measure as indicated in the table below:

EMCORE Corporation
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
Income (Loss) from Continuing Operations
(in thousands, except per share data)
(unaudited)

	For the Three Months Ended			For the Fiscal Years Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Income (loss) from continuing operations - US GAAP	$1,737	$1,178	$1,350	$2,619	$(2,272)
Adjustments:
Amortization expense	—	—	63	—	81
Stock-based compensation expense	459	727	411	2,162	3,620
Income tax (benefit) expense	(8)	175	(339)	14	(2,191)
Accretion expense	21	15	21	66	111
Gain from change in estimate on ARO obligation	—	—	—	—	(845)
Compensation expense associated with sale of Businesses	—	—	—	—	2,471
Specific severance and restructuring charges	—	678	118	678	1,083
Foreign exchange loss	83	201	239	394	138
(Gain) loss on sale of assets	—	(41)	—	(41)	228
Change in fair value of financial instruments	—	—	—	—	(122)
Recovery of previously incurred litigation related fees and expenses associated with arbitration award	—	(2,599)	—	(2,599)	—
Expenses associated with the legal arbitration and lawsuit	301	265	848	1,783	1,856
Total adjustments	856	(579)	1,361	2,457	6,430
Pre-tax income from continuing operations - Non-GAAP	$2,593	$599	$2,711	$5,076	$4,158

Pre-tax income from continuing operations - Non-GAAP per basic share	$0.10	$0.02	$0.11	$0.20	$0.14
Pre-tax income from continuing operations - Non-GAAP per diluted share	$0.10	$0.02	$0.10	$0.19	$0.14
Weighted average number of basic shares outstanding	26,177	26,103	25,615	25,979	30,012
Weighted average number of diluted shares outstanding	26,674	26,269	25,896	26,518	30,012

Stock-based compensation expense
The effect of recording stock-based compensation expense was as follows:

Stock-based Compensation Expense	For the Three Months Ended			For the Fiscal Years Ended
(in thousands)	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Cost of revenue	$82	$81	$68	$345	$341
Selling, general, and administrative	282	555	238	1,445	2,847
Research and development	95	91	105	372	432
Total stock-based compensation expense	$459	$727	$411	$2,162	$3,620

Contact:
EMCORE Corporation
Jikun Kim
(626) 293-3400
investor@emcore.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
(617) 542-6180
investor@emcore.com

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